UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2010

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

Registrant’s telephone number, including area code:  (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01                               Other Events.

Signature

Item 8.01                           Other Events.

Golden Minerals Company (the “Company”) has been informed by Minera San Cristóbal, S.A. (“MSC”) that MSC plans to exercise its right to terminate the Management Services Agreement among Minera San Cristóbal, S.A., Summit Minerals Corporation GmbH (formerly named Apex Metals Marketing GmbH) and Golden Minerals Services Corporation dated as of March 24, 2009 (the “MSA”).  Under the MSA, the Company provides management services for the San Cristóbal silver, zinc and lead mine in Bolivia, and the fees for these services represent all of the Company’s revenues from operations.  Since the MSA was entered into, MSC has strengthened its own management team, in part by hiring certain managers originally provided by the Company.  The Company and MSC have agreed in principle to terminate the MSA effective June 30, 2010, six months earlier than provided by the MSA.  The Company expects to receive early termination payments from MSC currently estimated to total approximately $4.5 million, less adjustments from operating advances currently estimated to total approximately $1.0 million.  Completion of this transaction is subject to negotiation and execution of definitive agreements and other customary closing conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 9, 2010

Golden Minerals Company

By:	/s/ Robert P. Vogels
	Name:	Robert P. Vogels
	Title:	Senior Vice President and Chief Financial Officer